UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/09/2008

APPLE INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-10030

CA	94-2404110
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 Infinite Loop, Cupertino, CA 95014
(Address of principal executive offices, including zip code)

(408) 996-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Apple Inc. ("Apple") Chief Executive Officer Steve Jobs announced today at Apple's Worldwide Developer Conference that Apple has sold over 6 million iPhones to date, including over 700,000 in the current June quarter. Mr. Jobs also announced that the new iPhone 3G will be available initially in 22 countries, and that the iPhone 2.0 software will be available to all iPhone customers, both beginning on July 11, 2008.

Apple has signed multi-year agreements with carriers authorizing them to distribute and provide network services for iPhones in over 70 countries. These agreements are generally not exclusive with a specific carrier, except in the United States, United Kingdom, France, Germany, Spain, Ireland, and certain other countries. Under the vast majority of these agreements, Apple will not receive follow-on revenue generating payments from carriers for the new iPhone 3G beyond the purchase of the device by carriers or a commission on sales of the device by Apple. Apple will continue to receive payments from cellular network providers related to first-generation iPhones as long as they remain active on authorized networks.

Apple assumes no obligation to update any of the statements in this Form 8-K regarding the iPhone, iPhone 3G and iPhone 2.0 software.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE INC.

Date: June 09, 2008	By:	/s/ Peter Oppenheimer
Peter Oppenheimer
Senior Vice President and Chief Financial Officer